Exhibit 99.1

Theravance Biopharma, Inc. Reports Fourth Quarter and Full Year 2025

Financial Results and Provides Corporate Update

•	Organizational restructuring and cost reduction plan following results of the Phase 3 CYPRESS study of ampreloxetine are underway; expected to generate $60 - $70 million of annualized cash flow starting in Q3 2026
•	Strategic Review Committee accelerating evaluation of opportunities to maximize shareholder value
•	YUPELRI® achieved record brand profitability for Q4 and full-year 2025; full-year net sales of $266.6 million, recognized by Viatris, up 12% year-over-year[1] resulting in a $25 million milestone payment
•	Full-year 2025 TRELEGY net sales, reported by GSK, of $3.9 billion, up 12% year-over-year, triggered a $50 million milestone payment; high confidence in achieving the $100 million 2026 milestone payment[2]
•	All-time high non-GAAP profitability achieved for the second consecutive quarter[3]
•	Company expects to have approximately $400 million in cash at the end of Q1 2026 and no debt

DUBLIN, IRELAND – March 19, 2026 – Theravance Biopharma, Inc. (“Theravance Biopharma” or the “Company”) (NASDAQ: TBPH) today reported financial and operational results for the fourth quarter and full year of 2025.

"We ended 2025 on a positive note from a financial perspective, achieving another record quarter of non-GAAP profitability, hitting a new all-time high for YUPELRI® brand-level profitability, and reaching $75 million in key sales-based milestones. These results highlight the strength and durability of our commercial asset, YUPELRI®, our commitment to operating with financial and operational discipline, and the strength of our balance sheet,” said Rick E Winningham, Chief Executive Officer of Theravance Biopharma. “Since announcing the CYPRESS study results earlier this month, we have made progress implementing an organizational restructuring to streamline costs and align resources with the commercial opportunity ahead of YUPELRI®. We are confident that these actions, paired with the important work that the Board’s Strategic Review Committee is doing to evaluate opportunities available to the Company, will enable Theravance to deliver on our goal of maximizing value for shareholders.”

Strategic Review Committee

In 2024, the Theravance Board of Directors formed a Strategic Review Committee (the “Committee”) composed entirely of independent directors to assess all strategic alternatives available to the Company. Since then, the Committee has been working on an ongoing basis with Lazard, its independent financial advisor, to evaluate opportunities to maximize shareholder value, including under multiple potential outcomes for the CYPRESS study, which the Company announced on March 3rd did not meet the primary endpoint. Building upon this work, the Committee is acting with urgency to evaluate a broad range of value maximizing and tax efficient alternatives, including but not limited to a sale of the Company. In connection with the Company’s March 3rd announcement to wind down the ampreloxetine program and implement an organizational restructuring, the Committee has accelerated its evaluation of strategic alternatives for the Company. There can be no assurance that the Committee’s strategic review process will result in any transaction. Theravance Biopharma does not intend to disclose further developments on this review process unless and until it determines that such disclosure is appropriate or necessary.

1 In the U.S., Viatris is leading the commercialization of YUPELRI, and the Company co-promotes the product under a profit and loss sharing arrangement (65% to Viatris; 35% to the Company).

2 Payment from Royalty Pharma (RP) will be triggered if RP receives certain minimum royalty payments from GSK based on TRELEGY global net sales.

3 Non-GAAP profit (loss) consists of GAAP net income (loss) before taxes less (i) share-based compensation expense, (ii) non-cash interest expense, and (iii) non-recurring revenue and income items. See the section titled "Non-GAAP Financial Measures" for more information.

Operational Highlights

YUPELRI® (revefenacin) inhalation solution, the first and only once-daily, nebulized LAMA (long-acting muscarinic antagonist) bronchodilator approved in the U.S. for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD):

•	Annual U.S. net sales of $266.6 million, increasing 12% year-over-year (YoY) (FY 2025 vs FY 2024)[1] triggered $25 million sales-based milestone from VIATRIS with cash received in January 2026.
•	Quarterly U.S. net sales of $70.6 million in Q4 2025, increasing 6% year-over-year (YoY) (Q4 2025 vs Q4 2024)[1] driven by strong customer demand growth of 14% YoY (Q4 2025 vs Q4 2024)[4], offset by timing of customer purchasing patterns.
•	Increased doses pulled through the hospital channel by 13% YoY (Q4 2025 vs Q4 2024), reflecting another solid quarter of growth.[5]

TRELEGY

GSK reported fourth quarter 2025 global net sales of approximately $970 million (up 14% vs. the fourth quarter of 2024) and full year net sales of approximately $3.9 billion (up 13% vs. full year 2024)6:

•	FY 2025 global net sales of approximately $3.9 billion triggered a $50M milestone payment from Royalty Pharma, with cash received in February 2026.
•	FY 2026 global net sales of ~$3.5 billion required to trigger an additional $100M milestone payment from Royalty Pharma.

4 Source: Viatris Customer Demand (Q3’25).

5 Source: IQVIA DDD, HDS, VA and Non-Reporting Hospital through Sept ’25.

6 GSK-reported Net Sales in USD.

Organizational Restructuring Update

•	Following the announcement of the Company’s Phase 3 CYPRESS results, Theravance has made progress on its organizational restructuring.
•	The wind-down of the R&D organization is underway and is expected to be largely complete by the beginning of the third quarter of 2026.
•	The Company reaffirms it is on track to reduce operating expenses by approximately 60%, resulting in approximately $60 - $70 million of annualized cash flow, with the full benefit expected to be realized beginning in the third quarter of 2026.

Fourth Quarter Financial Results

•	Revenue: Total revenue for the fourth quarter of 2025 was $45.9 million, consisting of $20.9 million of Viatris collaboration revenue and $25.0 million of licensing and milestone revenue related to the achievement of the 2025 full-year sales-based milestone for YUPELRI. Viatris collaboration revenue increased by $2.1 million, or 11%, in the fourth quarter compared to the same period in 2024. The Viatris collaboration revenue represents amounts receivable from Viatris and comprises the Company’s 35% share of net sales of YUPELRI, as well as its proportionate amount of the total shared commercial costs incurred by the two companies. The non-shared YUPELRI costs incurred by Theravance Biopharma are recorded within operating expenses. While Viatris records the total net sales of YUPELRI within its financial statements, Theravance Biopharma’s implied 35% share of net sales of YUPELRI for the fourth quarter of 2025 was $24.7 million which represented a 6% increase compared to the same period in 2024.

•	Research and Development (R&D) Expenses: R&D expenses for the fourth quarter of 2025 were $7.4 million, compared to $9.5 million in the same period in 2024. The reduction was driven by the near completion of the CYPRESS clinical trial. Fourth quarter R&D expenses included total non-cash share-based compensation of $1.0 million. In terms of Financial Guidance, full year 2025 R&D expenses excluding non-cash share-based compensation were $33.3 million which was within our Financial Guidance of $32 million to $38 million.

•	Selling, General and Administrative (SG&A) Expenses: SG&A expenses for the fourth quarter of 2025 were $18.5 million and were unchanged compared to the same period in 2024. Fourth quarter SG&A expenses included total non-cash share-based compensation of $3.5 million. In terms of Financial Guidance, full year 2025 SG&A expenses excluding non-cash share-based compensation were $59.3 million which was within our Financial Guidance of $50 million to $60 million.

•	Share-Based Compensation: Share-based compensation expenses for the fourth quarter of 2025 were $4.5 million, compared to $5.8 million in the same period in 2024. Share-based compensation expenses consisted of $1.0 million for R&D and $3.5 million for SG&A in the fourth quarter of 2025, compared to $1.4 million and $4.4 million, respectively, in the same period in 2024. In terms of Financial Guidance, full year 2025 share-based compensation expenses were $18.5 million which was within our Financial Guidance of $18 million to $20 million.

•	TRELEGY Milestone Income: The Company recognized $50.0 million in milestone income in the fourth quarter of 2025 triggered by achieving the 2025 TRELEGY net sales threshold.

•	Income Taxes: Income tax expense for the fourth quarter of 2025 was $12.0 million, compared to a $6.6 million income tax expense in the same period in 2024. The increase was primarily due to taxes on the $50.0 million TRELEGY milestone income recognized in the fourth quarter of 2025.

•	Net Income: Net income was $61.0 million in the fourth quarter of 2025 compared to a net loss of $15.5 million in the same period in 2024. The net income benefited from achieving the $25.0 million and $50.0 million YUPELRI and TRELEGY 2025 net sales milestones, respectively.

•	Non-GAAP Net Income (Loss) from Operations[3]: Non-GAAP net income from operations was $3.1 million in the fourth quarter of 2025 compared to a non-GAAP net loss from operations of $2.5 million in the same period in 2024. See the section titled "Non-GAAP Financial Measures" for more information.

•	Cash Position: Cash, cash equivalents and marketable securities totaled $326.5 million as of December 31, 2025. The Company received a $25.0 million YUPELRI U.S. sales milestone from Viatris in January 2026 and a $50.0 million TRELEGY milestone from Royalty Pharma in February 2026. Taking into account the TRELEGY and YUPELRI milestones received in the first quarter of 2026, the Company expects to have approximately $400.0 million in cash, cash equivalents and marketable securities at the end of the first quarter of 2026.

•	Shares Outstanding: The Company had 51,068,545 ordinary shares outstanding as of December 31, 2025.

2026 Financial Guidance

Theravance Biopharma is implementing an organizational restructuring to streamline costs and align its resources with its commercial focus on YUPELRI. The restructuring will involve winding down the R&D function and significantly reducing the G&A function. The restructuring is expected to reduce operating expenses by approximately 60%, relative to 2025 actuals of $111.1 million. The full run-rate cost savings of approximately $70 million are expected to fully materialize in the third quarter of 2026.

Together, the cost savings from the restructuring and continued sales from YUPELRI are expected to result in the Company generating approximately $60 to $70 million of annualized cash flow, starting in the third quarter of 2026. This cash flow projection is comprised of an estimated $45 to $55 million of Income from Operations (excluding non-cash share-based compensation) and projected Interest and Other Income, and does not include potential income from the $100 million TRELEGY milestone.

The restructuring is expected to impact approximately 50% of the overall workforce. This reduction includes the complete wind-down of the R&D organization and a decrease of approximately 50% in G&A employees. These actions are expected to be implemented over the next two quarters, and the Company expects to incur approximately $5 to $7 million in one-time cash severance costs related to these actions.

Conference Call

Beginning with this quarter, earnings results will be released via press release only. The Company will not host a conference call or webcast to discuss quarterly results.

About Theravance Biopharma

Theravance Biopharma, Inc.’s focus is to deliver Medicines that Make a Difference® in people’s lives. In pursuit of its purpose, Theravance Biopharma leverages decades of expertise, which has led to the development of FDA-approved YUPELRI® (revefenacin) inhalation solution indicated for the maintenance treatment of patients with chronic obstructive pulmonary disease (COPD). The Company is committed to creating/driving shareholder value.

For more information, please visit www.theravance.com.

THERAVANCE BIOPHARMA®, THERAVANCE® and the Cross/Star logo are registered trademarks of the Theravance Biopharma group of companies (in the U.S. and certain other countries).

YUPELRI® is a registered trademark of Viatris Specialty LLC. Trademarks, trade names or service marks of other companies appearing on this press release are the property of their respective owners.

Forward-Looking Statements

This press release contains certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives, expectations and future events. Theravance Biopharma, Inc. (the “Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to: the Company’s expectations regarding its future profitability, expenses and uses of cash, the Company’s goals, designs, strategies, plans and objectives, future growth of YUPELRI sales and future royalty payments, the winddown of the Company’s ampreloxetine program and R&D function and significant reduction of its G&A function, the consideration of strategic alternatives for the Company, the ability to provide value to shareholders, the Company’s regulatory strategies, the status of patent infringement litigation initiated by the Company and its partner against certain generic companies in federal district courts, and contingent milestone payments due to the Company from the sale of the Company’s TRELEGY royalty interests. These statements are based on the current estimates and assumptions of the management of Theravance Biopharma as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance Biopharma to be materially different from those reflected in the forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to: factors that could increase the Company’s expenses beyond its expectations and any factors that could adversely affect its profitability, whether the TRELEGY milestone thresholds will be achieved, delays or difficulties in winding down clinical studies, the timing of any potential strategic transaction with respect to the Company, if at all, risks of collaborating with or relying on third parties to develop, manufacture and commercialize products, and risks associated with establishing and maintaining sales, marketing and distribution capabilities with appropriate technical expertise and supporting infrastructure, the ability of the Company to protect and to enforce its intellectual property rights, volatility and fluctuations in the trading price and volume of the Company’s shares, and general economic and market conditions. Other risks affecting the Company are in the Company’s Form 10-Q filed with the SEC on November 12, 2025, and other periodic reports filed with the SEC. In addition to the risks described above and in Theravance Biopharma's filings with the SEC, other unknown or unpredictable factors also could affect Theravance Biopharma’s results. No forward-looking statements can be guaranteed, and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance Biopharma assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Theravance Biopharma provides a non-GAAP metric in this press release. Theravance Biopharma believes that non-GAAP net income (loss) provides meaningful information to assist investors in assessing prospects for future performance and actual performance as they provide better metrics for analyzing the performance of its business by excluding items that may not be indicative of core operating results and the Company's cash position. Because non-GAAP financial targets and metrics, such as non-GAAP net income (loss), are not standardized, it may not be possible to compare these measures with other companies' non-GAAP targets or measures having the same or a similar name. Thus, Theravance Biopharma's non-GAAP measures should be considered in addition to, not as a substitute for, or in isolation from, the Company's actual GAAP results and other targets.

Please see the appendix attached to this press release for a reconciliation of non-GAAP net income (loss) to its corresponding measure, net income (loss). A reconciliation of non-GAAP net income (loss) to its corresponding GAAP measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses and other factors in the future.

Contact:

investor.relations@theravance.com

650-808-4045

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	December 31,
	2025	2024
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents and short-term marketable securities	$315,357	$88,350
Receivables from collaborative arrangements	45,539	18,440
Receivables from milestone and royalty assets	50,000	50,000
Other prepaid and current assets	7,564	4,277
Total current assets	418,460	161,067
Long-term marketable securities	11,128	-
Property and equipment, net	5,895	7,418
Operating lease assets	24,371	28,354
Future contingent milestone and royalty assets	-	144,200
Restricted cash	836	836
Other assets	24,880	12,286
Total assets	$485,570	$354,161

Liabilities and Shareholders' Equity
Current liabilities	$38,302	$32,085
Long-term operating lease liabilities	31,758	39,108
Future royalty payment contingency	32,795	30,334
Unrecognized tax benefits	85,679	75,199
Other long-term liabilities	313	1,890
Shareholders' equity	296,723	175,545
Total liabilities and shareholders’ equity	$485,570	$354,161

(1)	The condensed consolidated balance sheet as of December 31, 2024 has been derived from the audited consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

THERAVANCE BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Revenue:
Viatris collaboration agreement (1)	$20,891	$18,754	$74,964	$64,381
Licensing and milestone revenue	25,000	-	32,500	-
Total revenue	45,891	18,754	107,464	64,381

Costs and expenses:
Research and development (2)	7,362	9,452	37,414	37,643
Selling, general and administrative (2)	18,517	18,502	73,652	69,174
Impairment of long-lived assets (non-cash)	-	-	-	4,513
Total costs and expenses	25,879	27,954	111,066	111,330
Income (loss) from operations	20,012	(9,200)	(3,602)	(46,949)
Net gain on realized contingent milestone and royalty assets	-	-	75,137	-
TRELEGY milestone income	50,000	-	50,000	-
Interest expense (non-cash)	(583)	(643)	(2,461)	(2,546)
Interest income and other income, net	3,640	902	10,173	4,881
Income (loss) before income taxes	73,069	(8,941)	129,247	(44,614)
Provision for income tax expense	(12,045)	(6,587)	(23,352)	(11,804)
Net income (loss)	$61,024	$(15,528)	$105,895	$(56,418)

Net income (loss) per share:
Net income (loss) per share - basic	$1.20	$(0.31)	$2.10	$(1.15)
Net income (loss) per share - diluted	$1.15	$(0.31)	$2.06	$(1.15)

Shares used to compute net income (loss) per share - basis	50,868	49,306	50,317	48,847
Shares used to compute net income (loss) per share - diluted	53,053	49,306	51,507	48,847

Non-GAAP net income (loss)	$3,131	$(2,472)	$(7,453)	$(16,162)

(1)	While Viatris, Inc. records the total YUPELRI net sales, the Company is entitled to a 35% share of the net profit (loss) pursuant to a co-promotion agreement with Viatris as presented below:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
YUPELRI net sales (100% recorded by Viatris)	$70,563	$66,680	$266,600	$238,626
YUPELRI net sales (Theravance Biopharma implied 35%)	24,697	23,339	93,310	83,520

(2)	Amounts include share-based compensation expense as follows:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2025	2024	2025	2024
Research and development	$944	$1,377	$4,081	$5,104
Selling, general and administrative	3,535	4,449	14,395	16,289
Total share-based compensation expense	$4,479	$5,826	$18,476	$21,393

THERAVANCE BIOPHARMA, INC.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
GAAP net income (loss)	$61,024	$(15,528)	$105,895	$(56,418)
Adjustments:
Licensing revenue (1)	(25,000)	-	(32,500)	-
Net gain on realized contingent milestone and royalty assets (1)	-	-	(75,137)	-
TRELEGY milestone income (1)	(50,000)		(50,000)
Non-cash impairment expense of long-lived assets (1)	-	-	-	4,513
Share-based compensation expense	4,479	5,826	18,476	21,393
Non-cash interest expense	583	643	2,461	2,546
Income tax expense	12,045	6,587	23,352	11,804
Non-GAAP net income (loss)	$3,131	$(2,472)	$(7,453)	$(16,162)

(1)	Non-recurring item